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                                                                   Exhibit 10.7



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                           PEACHTREE FIBEROPTICS, INC.
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VIA FAX


October 29, 1999

David Spector
c/o  Peachtree FiberOptics, Inc.
3300 PGA Blvd., Suite 810
Palm Beach Gardens, FL  33410

Dear David:

This letter will confirm our offer of employment at Peachtree FiberOptics, Inc. ("VFIN") which intends to merge with vFinance Holdings, Inc. and Union Atlantic LC. VFIN has agreed to provide you the following compensation:

     1. $75,000 annual base salary to be paid bi-weekly which will begin immediately upon VFIN's closing of its $5 million private placement which is currently being presented to financial and venture capital institutions ("Funding").
     2. Options to acquire 75,000 common shares of VFIN at an exercise price of $2.50 per share ("Options"). Except as provided herein below the Options shall expire October 28, 2004. The Options shall vest and be exercisable pursuant to the following terms and conditions:

         a.       3,000 options shall be vested immediately;

         b. 3,000 options shall vest each month for 11 months beginning November 28, 1999 and on the 28th day of each much thereafter;

         c.       19,500 options shall vest October 28, 2000;

         d.       19,500 options shall vest October 28, 2001;

         e. In the event you resign or are terminated, then all non-vested Options shall expire and shall be deemed null and void; you shall have 30 days from the date of such resignation or termination to exercise Options which have vested after which time any such vested Options which remain unexercised shall expire and shall be null and void;

         f. In the event of your death while you are an employee of VFIN, your family shall have the right to exercise any vested Options within 90 days of your death;

         g.       The Options are not assignable.


     3. It is the intention of VFIN to establish a bonus/incentive program as soon as possible following the Funding. It is the intention of VFIN to register the common shares underlying the Options as soon as practible.
     4. You shall be entitled to all other benefits available to employees of VFIN.



PEACHTREE FIBEROPTICS, INC.



By: /s/ Leonard J. Sokolow
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      Leonard J. Sokolow, Authorized Representative





          3300 PGA BLVD., SUITE 810, PALM BEACH GARDENS, FLORIDA 33410,
                   VOICE: (305) 374-3575 FAX: (206) 374-5879